Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Matinas BioPharma Holdings, Inc. and Subsidiaries on Form S-8 (Nos. 333-198488, 333-203141, 333-210495, 333-215456 and 333-222912) and Form S-3 (No. 333-217106) of our report dated April 1, 2019, on our audit of the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years then ended, which report is included in this Annual Report on Form 10-K.

EISNERAMPER LLP

Iselin, New Jersey

April 1, 2019